Exhibit 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Coyote Sports, Inc. of our report dated May 23, 1997, except as to Note 1, which is as of December 19, 1997, relating to the financial statements of Unifiber Corporation, which appears on page 3 of Coyote Sports, Inc.'s Current Report on Form 8-K/A Amendment No. 2 dated March 19, 1998. We also consent to the reference to us under the headings "Experts" in such Prospectus.





PRICEWATERHOUSECOOPERS LLP

San Diego, California
March 2, 1999